Exhibit 107
CALCULATION OF FILING FEE TABLE
S-3
(Form Type)

LOEWS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	1	Debt	4.940% Senior Notes due 2036	457(r)	500,000,000.00	—	$499,600,000.00	0.0001381	$68,994.76
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$499,600,000.00		$68,994.76
	Total Fees Previously Paid								$0.00
	Total Fee Offsets								$0.00
	Net Fee Due								$68,994.76

1
In accordance with Rules 456(b), 457(o) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), the registrant initially deferred payment of all of the registration fee in respect of the base prospectus filed with, and forming a part of, the Registration Statement on Form S-3ASR (SEC File No. 333-276935) filed on February 7, 2024.

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $499,600,000.00. The prospectus is a final prospectus for the related offering.